EXHIBIT 3.2


                              AMENDED AND RESTATED
                                    BY-LAWS
                                       OF
                          CAMELOT MUSIC HOLDINGS, INC.
                                January 27, 1998


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                              AMENDED AND RESTATED
                                    BY-LAWS
                                       OF
                          CAMELOT MUSIC HOLDINGS, INC.



                                   ARTICLE I.

                                 STOCKHOLDERS.

          Section 1. The annual meeting of the stockholders of the corporation for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date, and at such time and place within or without the State of Delaware as may be designated from time to time by the Board of Directors.

          Section 2. Special meetings of the stockholders shall be called at any time by the Secretary or any other officer, whenever directed by a majority of the Board of Directors or by the Chief Executive Officer or by stockholders of record having voting power of at least 33 1/3 percent of the stock issued and outstanding and entitled to vote thereat. Any notice for the call of a special meeting must be sent to the Chairman of the Board of Directors and the Secretary and must state the purpose or purposes of the proposed meeting. The purpose or purposes of the proposed meeting shall be included in the notice setting forth such call for such special meeting.

          Section 3. Except as otherwise provided by law, notice of the time, place and, in the case of a special meeting, the purpose or purposes of the meeting of stockholders shall be delivered personally or mailed not earlier than sixty (60), nor less than ten (10), days prior thereto, to each stockholder of record entitled to vote at the meeting at such address as appears on the records of the corporation.

          Section 4. The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by the laws of the State of Delaware, as in effect from time to time (the "laws of the State of Delaware") or by the Second Amended and Restated Certificate of Incorporation of the corporation (the "Second Amended and Restated Certificate of Incorporation"); but if at any regularly called meeting of stockholders there be less than a quorum present, the stockholders present may adjourn the meeting from time to time without further notice other than announcement at the meeting until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          Section 5. The Chairman of the Board of Directors, or in the Chairman's absence or at the Chairman's direction, the President, or in the President's absence or at the President's direction, any officer of the corporation shall call all meetings of the stockholders to order and shall act as Chairman of such meeting. The Secretary of the corporation or, in such officer's absence, an Assistant Secretary shall act as secretary of the meeting. If neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.

          Section 6. At all meetings of stockholders, any stockholder entitled to vote thereat shall be entitled to vote in person or by proxy, but no proxy shall be voted after three years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for the stockholder as proxy pursuant to the laws of the State of Delaware, the following shall constitute a valid means by which a stockholder may grant such authority: (1) a stockholder may execute a writing authorizing another person or persons to act for the stockholder as proxy, and execution of the writing may be accomplished by the stockholder or the stockholder's authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature; or (2) a stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the judge or judges of stockholder votes (designated pursuant to Section 10 of Article I) or, if there are no such judges, such other persons making that determination shall specify the information upon which they relied.

          Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to the preceding paragraph of this Section 6 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

          Proxies shall be filed with the secretary of the meeting prior to or at the commencement of the meeting to which they relate.

          Section 7. When a quorum is present at any meeting, the vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on the matter shall decide any question brought before such meeting, unless the question is one upon which by express provision of the laws of the State of Delaware or of the Second Amended and Restated Certificate of Incorporation or these Amended and Restated By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

          Section 8. In order that the corporation may determine the stockholders (a) entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or (b) entitled to consent to corporate action in writing without a meeting, or (c) entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date (i) in the case of clause (a) above, shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, (ii) in the case of clause (b) above, shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors, and (iii) in the case of clause (c) above, shall not be more than sixty (60) days prior to such action. If for any reason the Board of Directors shall not have fixed a record date for any such purpose, the record date for such purpose shall be determined as provided by law. Only those stockholders of record on the date so fixed or determined shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the corporation after any such record date so fixed or determined.

          Section 9. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced at the time and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          Section 10. The Board of Directors, in advance of all meetings of the stockholders, shall appoint one or more judges of stockholder votes, who may be stockholders or their proxies, but not directors of the corporation or candidates for office. In the event that the Board of Directors fails to so appoint judges of stockholder votes or, in the event that one or more judges of stockholder votes previously designated by the Board of Directors fails to appear or act at the meeting of stockholders, the Chairman of the meeting may appoint one or more judges of stockholder votes to fill such vacancy or vacancies. Judges of stockholder votes appointed to act at any meeting of the stockholders, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of judge of stockholder votes with strict impartiality and according to the best of their ability and the oath so taken shall be subscribed by them. Judges of stockholder votes shall, subject to the power of the Chairman of the meeting to open and close the polls, take charge of the polls, and, after the voting, shall make a certificate of the result of the vote taken.

          Section 11. (A) (1) Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the corporation's notice of meeting delivered pursuant to Section 3 of
Article I hereof, (b) by or at the direction of the Chairman of the Board of Directors or (c) by any stockholder of the corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth below in subparagraph (2) of this paragraph (A) of this Section 11 of Article I and who was a stockholder of record at the time such notice was delivered to the Secretary of the corporation.

          (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 11 of Article I, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation, and, in the case of business other than nominations, such other business must be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not less than seventy (70) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the public announcement of the date of the annual meeting is not made at least eighty (80) days prior to the first anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered no later than the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner and (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

          (B) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting pursuant to Section 2 of Article I hereof. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this By-Law and who is a stockholder of record at the time such notice is delivered to the Secretary of the corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice as required by paragraph (A)(2) of this
Section 11 of Article I shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the seventieth (70th) day prior to such special meeting or, in the event that the public announcement of the date of such special meeting is not made at least eighty (80) days prior to such special meeting, the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

          (C) (1) Only persons who are nominated in accordance with the procedures set forth in this Section 11 of Article I shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11 of Article I.

          Except as otherwise provided by law, the Second Amended and Restated Certificate of Incorporation or these Amended and Restated By-Laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 11 of Article I and, if any proposed nomination or business is not in compliance with this Section 11 of
Article I, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted.

          (2) For purposes of this Section 11 of Article I, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

          (3) For purposes of this Section 11 of Article I, no adjournment nor notice of adjournment of any meeting shall be deemed to constitute a new notice of such meeting, and in order for any notification required to be delivered by a stockholder pursuant to this Section 11 of Article I to be timely, such notification must be delivered within the periods set forth above with respect to the originally scheduled meeting.

          (4)  Notwithstanding  the  foregoing  provisions of this Section 11 of
Article I, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11 of Article I. Nothing in this Section 11 of
Article I shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.


                                  ARTICLE II.

                              BOARD OF DIRECTORS.

          Section 1. The business and affairs of the corporation will be managed under the direction of the Board of Directors. The Board of Directors of the corporation shall consist of such number of directors, not less than three nor more than twelve, as shall from time to time be fixed exclusively by resolution of the Board of Directors. A majority of the total number of directors then in office (but not less than one-third of the number of directors constituting the entire Board of Directors) shall constitute a quorum for the transaction of business and, except as otherwise provided by laws of the State of Delaware or by the Second Amended and Restated Certificate of Incorporation, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. Directors need not be stockholders.

          Section 2. Newly created directorships on the Board of Directors that result from an increase in the number of directors and any vacancy occurring on the Board of Directors may be filled only by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director; and the directors so chosen shall hold office for a term as set forth in the Second Amended and Restated Certificate of Incorporation. If any applicable provision of the laws of the State of Delaware expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of at least a majority in voting power of all shares of the corporation entitled to vote generally in the election of directors.

          Section 3. Any director may resign at any time by giving written notice of such director's resignation to the Chairman of the Board of Directors or the Secretary. Any resignation will be effective upon actual receipt by any such person or, if later, as of the date and time specified in such written notice.

          Section 4. Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the Board of Directors or as may be specified in the notice of any meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors and special meetings of the Board of Directors may be held at any time upon the call of the Chairman of the Board, the President or a majority of the directors then in office, by oral, or written notice including, telegraph, telex or transmission of a telecopy or other means of transmission, duly served on or sent or mailed to each director to such director's address or telecopy number as shown on the books of the corporation not less than one day before the meeting. The notice of any meeting need not specify the purposes thereof. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of stockholders at the same place at which such meeting is held. Notice need not be given of regular meetings of the Board of Directors held at times fixed by resolution of the Board of Directors. Notice of any meeting need not be given to any director who shall attend such meeting in person (except when the director attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened), or who shall waive notice thereof, before or after such meeting, in writing.

          Section 5. If at any meeting for the election of directors, the corporation has outstanding more than one class or series of stock, and one or more such classes or series thereof are entitled to vote separately as a class, and there shall be a quorum of only one such class or series of stock, that class or series of stock shall be entitled to elect its quota of directors notwithstanding absence of a quorum of the other class or series of stock.

          Section 6. The Board of Directors may from time to time establish committees to serve at the pleasure of the Board of Directors which may be comprised of members of the Board of Directors and/or persons not directors as the Board of Directors may from time to time determine. Such committees shall have such duties as the Board of Directors shall from time to time establish. Any director may belong to any number of committees of the Board of Directors.

          Section 7. Unless otherwise restricted by the Second Amended and Restated Certificate of Incorporation or these Amended and Restated By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

          Section 8. The members of the Board of Directors or any committee thereof may participate in a meeting of such Board of Directors or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such a meeting.

          Section 9. The Board of Directors may establish policies for the compensation of directors and for the reimbursement of the expenses of directors, in each case, in connection with services provided by directors to the corporation.


                                  ARTICLE III.

                      CHAIRMAN OF THE BOARD OF DIRECTORS.

          The Chairman of the Board of Directors shall be elected by the Board and will, other than as provided in Section 5 of Article I, preside over all meetings of the Board of Directors and the stockholders and shall see that all orders and resolutions of the Board of Directors and its committees are effectuated in accordance with their terms. Except as limited by resolution of the Board of Directors, the laws of the State of Delaware, the provisions of the Second Amended and Restated Certificate of Incorporation and these Amended and Restated By-Laws, the Chairman of the Board of Directors shall have the authority to execute all contracts, bonds, mortgages and other instruments of the corporation.


                                  ARTICLE IV.

                                   OFFICERS.

          Section 1. The Board of Directors, as soon as reasonably practicable after each annual meeting of the stockholders, shall elect officers of the corporation, including a President and a Secretary. The Board of Directors may also from time to time elect such other officers (including one or more Vice Presidents, a Treasurer, one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers) as it may deem proper or may delegate to any elected officer of the corporation the power to appoint and remove any such other officers and to prescribe their respective terms of office, authorities and duties. Any Vice President may be designated Executive, Senior or Corporate, or may be given such other designation or combination of designations as the Board of Directors may determine. Any two or more offices may be held by the same person.

          Section 2. All officers of the corporation elected by the Board of Directors shall hold office for such term as may be determined by the Board of Directors or until their respective successors are chosen and qualified. Any officer may be removed from office at any time, either with or without cause,
(a) by the affirmative vote of a majority of the members of the Board of Directors then in office, or, (b) in the case of an appointed officer, by any elected officer upon whom such power of removal shall have been conferred by the Board of Directors, in either case, subject to the provisions of such officer's employment agreement, if any.

          Section 3. Each of the officers of the corporation elected by the Board of Directors or appointed by an officer in accordance with these Amended and Restated By- Laws shall have the powers and duties prescribed by law, by these Amended and Restated By-Laws or by the Board of Directors and, in the case of appointed officers, the powers and duties prescribed by the appointing officer, and, unless otherwise prescribed by these Amended and Restated By-Laws or by the Board of Directors or such appointing officer, shall have such further powers and duties as ordinarily pertain to that office.

          Section 4. Unless otherwise provided in these Amended and Restated By-Laws, in the absence or disability of any officer of the corporation, the Board of Directors may, during such period, delegate such officer's powers and duties to any other officer or to any director and the person to whom such powers and duties are delegated shall, for the time being, hold such office.


                                   ARTICLE V.

                             CERTIFICATES OF STOCK.

          Section 1. The shares of stock of the corporation shall be represented by certificates. Every holder of stock shall be entitled to have a certificate signed by, or in the name of, the corporation by the Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or the Secretary of the corporation, or as otherwise permitted by the laws of the State of Delaware, representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile.

          Section 2. Transfers of stock shall be made on the books of the corporation by the holder of the shares in person or by such holder's attorney upon surrender and cancellation of certificates for a like number of shares.

          Section 3. No certificate for shares of stock in the corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of such loss, theft or destruction and upon delivery to the corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors in its discretion may require.


                                  ARTICLE VI.

                                CORPORATE BOOKS.

          The books of the corporation may be kept outside of the State of Delaware at such place or places as the Board of Directors may from time to time determine.


                                  ARTICLE VII.

                          CHECKS, NOTES, PROXIES, ETC.

          All checks and drafts on the corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be thereunto authorized from time to time by the Board of Directors. Proxies to vote and consents with respect to securities of other corporations owned by or standing in the name of the corporation may be executed and delivered from time to time on behalf of the corporation by the Chairman of the Board of Directors, the President, or by such officers as the Board of Directors may from time to time determine.


                                 ARTICLE VIII.

                                  FISCAL YEAR.

          The fiscal year of the corporation shall end on the Saturday on or closest to February 28 of each year and begin on the following Sunday.


                                  ARTICLE IX.

                                CORPORATE SEAL.

          The corporate seal shall have inscribed thereon the name of the corporation. In lieu of the corporate seal, a facsimile thereof may be impressed or affixed or reproduced.


                                   ARTICLE X.

                                  AMENDMENTS.

          These Amended and Restated By-Laws may be amended, added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders, provided that notice of the proposed change was given in the notice of the meeting of the stockholders or, in the case of a meeting of the Board of Directors, in a notice given not less than two (2) days prior to the meeting; provided, however, that, notwithstanding any other provisions of these Amended and Restated By-Laws or any provision of the laws of the State of Delaware which might otherwise permit a lesser vote of the stockholders, the affirmative vote of the holders of at least a majority in voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal these Amended and Restated By-Laws or to adopt any provision inconsistent herewith.